Exhibit 10.7

AMENDMENT TO STOCK PURCHASE AGREEMENT
     This Amendment (the “Amendment”) is made and entered into as of the 19th day of May, 2008 among Microbes, Inc., a company formed under the laws of the State of Delaware, the United States of America (“MI” or “Seller”), MI Energy Corporation, a company formed under the laws of the Cayman Islands (“MIE”), and Far East Energy Limited, a company formed under the laws of Hong Kong Special Administrative Region, PRC (“Buyer”). Seller, MIB and Buyer may sometimes be referred to herein individually as a “Party” and collectively as the “Parties”. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement (as defined below).
RECITALS
     WHEREAS, MI, MIE and Buyer are parties to the certain Stock Purchase Agreement, dated as of August 11, 2003, as amended by that certain Supplement to the Stock Purchase Agreement among MI, Buyer, JSPC, Inc. and Jilin Sanhuan Petrochemical Co., Ltd. as further amended by that certain Modification Agreement, dated November 1, 2005, Concerning the Stock Purchase Agreement Buyer, MI and MIE, and as further amended by that certain Amendment to Stock Purchase Agreement, dated as of December 1, 2005 (as so amended, the “Agreement”), pursuant to which Seller sold the Shares to Buyer, and Buyer purchased the Shares from Seller, all as more fully described therein;
     WHEREAS, as part of the consideration for the purchase of the Shares by, and the transfer of the Shares to, Buyer pursuant to this Agreement, Buyer agreed to pay, or cause MIE to pay, to Seller after the closing of the purchase and sale of the Shares under the Agreement certain Ongoing Payments every month for the Ongoing Payment Term;
     WHEREAS, certain of the Ongoing Payments are overdue and the amount thereof is in dispute; and
     WHEREAS, Buyer and Seller, wish to amend the Agreement further to provide that Buyer shall make a one-time payment of $20.0 million (the “Payment Amount”) to Seller in settlement and full satisfaction of the payment of any outstanding Ongoing Payments and of any and all outstanding obligations under the Agreement, including without limitation, the obligations to make Ongoing Payments in the future, as more fully described in this Amendment.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
     SECTION 1. Amendments to Section 1.3. Effective at the Closing (as defined herein) on the Closing Date (as defined herein), Section 1.3 of the Agreement is hereby amended by adding the following as new Section 1.3(vi):
“(vi) On the “Closing Date,” (as defined in this Amendment to Stock Purchase Agreement, dated as of May 19, 2008, among the parties hereto) (such date the

“Payment Date”), Buyer shall pay to Seller $20.0 million (the “Payment Amount”) by wire transfer in immediately available funds to an account designated by Seller in writing at least 10 days in advance of the Payment Date. Notwithstanding anything to the contrary contained herein , delivery of the Payment Amount to Seller by or on behalf of Buyer in accordance with the foregoing shall be in settlement and full satisfaction of any and all obligations of Buyer or MIE to pay to Seller any Ongoing Payments, or portion thereof.”
     SECTION 2. Closing. The closing of the transactions contemplated hereby and the payment of the Payment Amount shall take place at a closing (the “Closing”), to be held at the offices of Greenberg Traurig, LLP, 1000 Louisiana, Suite 1800, Houston, Texas on June 30, 2008 or at such other time, date, and place mutually agreed upon in writing by Buyer and Seller (the “Closing Date”). At the Closing, the Buyer shall pay the Payment Amount to the Seller in accordance with Section 1.3(vi) of the Agreement, as amended by Section 1 of this Amendment.
     SECTION 3. Satisfaction of Obligations. Upon payment of the Payment Amount by Buyer to Seller at the Closing on the Closing Date, the Parties agree and acknowledge that neither Party shall have any outstanding obligation or liability to the other Party under or with regard to the Agreement.
     SECTION 4. Release by Seller. Effective upon the payment of the Payment Amount by Buyer to Seller at the Closing on the Closing Date, Seller, on its own behalf and on behalf of its affiliates, predecessors in interest, successors in interest, assigns, agents, representatives, directors, officers, shareholders, subsidiaries, divisions, parent companies, partners, attorneys, and anyone acting or purporting to act on behalf of any of the foregoing, and all persons or entities in privity with them or any of them (collectively, the “Seller Parties”), does hereby release, acquit, and forever discharge Buyer, and its affiliates, predecessors in interest, successors in interest, assigns, agents, representatives, directors, officers, shareholders, MIE and other subsidiaries, divisions, parent companies, partners, attorneys, and anyone acting or purporting to act on behalf of any of the foregoing, and all persons or entities in privity with them or any of them (collectively, the “Buyer Parties”), from and against any and all claims, obligations, remedies, demands, suits or causes of action of any kind or character whatsoever that any of the Seller Parties has or might have, whether at contract, common law, statutory or otherwise, whether choate or inchoate, whether known or unknown, and whether now or hereafter arising, which relate in any way to, result in any way from, are based in any way upon, or arise in any way out of the Agreement, including any such claims, obligations, remedies, demands, suits or causes of action resulting from Buyer’s failure to pay the Ongoing Payments: provided however, that nothing in this Amendment shall constitute a release, acquittal or discharge of Mr. Fred Brown, in his individual capacity or by reason of his having served as an officer, director or employee of Seller, by any Seller Party.
     SECTION 5. Release by Buyer. Effective upon the Closing, Buyer, on its own behalf and on behalf of the Buyer Parties, does hereby release, acquit, and forever discharge Seller and Seller Parties, from and against any and all claims, obligations, remedies, demands, suits or causes of action of any kind or character whatsoever that any of the Buyer Parties has or might have, whether or contract, common law, statutory or otherwise, whether choate or inchoate, whether known or unknown, and whether now existing or hereafter arising, which relate in any way to, result in any way from, are based in any way upon, or arise in any way out of the Agreement.
     SECTION 6. Acknowledgment. Seller confirms to Buyer that in executing this Amendment, it has not relied upon any representation, understanding, or agreement not expressly set forth herein, except that Seller has relied upon the representations, warranties, understandings, and agreements set forth in the Agreement and the other documents delivered by Buyer to Seller at the Closing. Prior to entering into this Amendment, Seller was advised by and has relied solely on its own and its advisers’ expertise, due diligence and legal, tax, reservoir engineering, and other professional counsel to evaluate the information provided by Buyer to Seller relating to the Daan oilfield, production from which oilfield is the basis for calculating Ongoing Payments, and on the basis thereof determining to enter into this Amendment. Buyer confirms to Seller that in executing this Amendment, it has not relied upon any representation, understanding, or agreement not expressly set forth herein, except that Buyer has relied upon the representations, understandings, and agreements set forth in the Agreement and the other documents delivered by Seller to Buyer at the Closing. Prior to entering into this Amendment, Buyer was advised by and has relied solely on its own and its advisors’ expertise, due diligence and legal, tax, reservoir engineering, and other professional counsel to evaluate the Information relating to the Daan oilfield, production from which oilfield is the basis for calculating Ongoing Payments, and on the basis thereof determining to enter into this Amendment.
SECTION 7. Concerning the Series F Shares and Warrants.
(a)	Effective at the Closing on the Closing Date, as holder of 322,580 outstanding shares (the “Series F Shares”) of Convertible Preferred Stock, Series F, $.001 par value, in MI (the “Series F Preferred Stock”), Buyer hereby waives any right it may have under the Certificate Designating Series of Convertible Preferred Stock, Series F and Fixing The Relative Rights and Preferences Thereof, dated April 26, 2001 (the “ Certificate”) or under applicable law, to receive any dividends or any other payments arising out of or in connection with the Payment Amount or the Merger (as defined herein).

(b)	Buyer hereby agrees to vote all of the Series F Shares in favor of approval and adoption of the Merger Agreement (as defined herein) and such other matters as the Board of Directors of Seller shall propose to Seller’s stockholders in connection with the Merger (the “Seller Stockholder Action”). Buyer hereby irrevocably constitutes and appoints Robert M. Menasche, Leon Recanati and Alan Warron, or any of them, with full power of substitution, as attorneys-in-fact of Buyer to vote or give a written consent in lieu of a vote for the Series F Shares as stated in this Section 7(b). Buyer hereby waives (1) all rights it may have under applicable law to object to, or assert any claim, whether at law or in equity, relating to, the Seller Stockholder Action or the Merger or any division of the Seller’s Board of Directors in connection therewith, and (2) all rights it may have under applicable law to dissent from the Seller Stockholder Action or the Merger or to seek appraisal of the fair value of the Series F Shares.
(c)	Buyer shall not, prior to termination of this Amendment in accordance with Section 18, sell, assign, transfer, pledge, hypothecate, grant any participation in, or encumber the Series F Shares or the Warrants (as defined herein).

(d)	Buyer has previously delivered to Seller the certificates for the Series F Shares that Buyer had purchased, which certificates are registered in the names of the persons who sold the Series F Shares to Buyer, and stock powers duly executed by such registered holders, so that the Series F Shares and such certificates could be transferred to the name of Buyer. The Seller represents that it has recorded such transfers to Buyer on the ledger of holders of record of the Series F Preferred Stock. At or before the execution and delivery of this Amendment by Buyer, Buyer is delivering to Seller two stock powers, duly executed in blank and in adequate form to transfer the certificates for the Series F Shares. The Seller shall hold such certificates and powers in escrow and (1) shall release and deliver the same to or upon the direction of Seller at the Closing on the Closing Date, or (2) If this Amendment shall have been terminated in accordance with Section 18 then Seller shall proceed to issue new certificates, registered in the Buyer’s name, upon transfer of such certificates for the Series F Shares and deliver such certificates to Buyer. Seller agrees that it shall be liable for any and all United States federal or state stock or securities transfer taxes associated with the delivery of such certificates and powers to Seller as set forth in clause (1) above, and Buyer agrees that it shall be liable for all other taxes associated with the delivery of such certificates and powers and the related transfer of the Series F Shares.
     SECTION 8. Representation and Warranties.
(a)	Seller hereby represents and warrants to Buyer that (a) it has full power and authority (including full corporate power and authority) to execute and deliver this Amendment and to perform its obligations hereunder; (b) it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any other person or entity (including any governmental authority) in order to execute an deliver this Amendment or to consummate the transactions contemplated by this Amendment; (c) neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated under this Amendment, will violate Seller’s charter documents, including bylaws, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction; and (d) this Amendment, upon its execution and delivery by Seller (assuming the due authorization, execution and delivery hereof by all other Parties), will constitute the legal, valid and binding obligation of

Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)	Buyer hereby represents and warrants that (a) it has full power and authority (including full corporate power and authority) to execute and deliver this Amendment and to perform its obligations hereunder; (b) it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any other person or entity (including any governmental authority) in order to execute and deliver this Amendment or to consummate the transactions contemplated by this Amendment; (c) neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated under this Amendment, will violate Buyer’s charter documents, including bylaws, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction; (d) this Amendment, upon its execution and delivery by Buyer (assuming the due authorization, execution and delivery hereof by all other Parties), will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (e) it is the holder of record and sole beneficial owner of the Series F Shares and the Warrants, free of any claim, lien, pledge, security interest or other encumbrance; (f) MIE has entered into a Borrowing Base Facility Agreement with Standard Bank (the “Lender”), which agreement provides for up to $150,000,000 in borrowings that is currently available to MIE (the “Facility Agreement”) upon the terms and subject to the conditions of the Facility Agreement (the “Financing”); the Facility Agreement includes an amount of $20 million that, subject to, amongst other things, the execution of this Amendment in a form acceptable to the Lender, may be used by MIE to repay certain indebtedness owed to Buyer, and, immediately after such repayment of indebtedness, upon the terms and subject to the conditions of this Amendment, Buyer shall use such funds to pay the Payment Amount to Seller; prior to execution and delivery of this Amendment by Buyer and MIE, the Lender has confirmed in writing to MIE that (i) the form of this Amendment is acceptable to the Lender and (ii) the conditions precedent as listed therein are the only outstanding conditions for MIE to draw down $20 million under the Facility Agreement for payment under this Agreement, and a copy of such confirmation is attached hereto as Exhibit C; and (g) the information Buyer has provided to Seller relating to the production, drilling, petroleum reserves, and other petroleum engineering data for the Daan oilfield includes all material information with respect thereto that Buyer has provided to the Lender; provided, however, ALL OF THE INFORMATION, STATISTICS, SUMMARIES, ELECTRONIC TRANSMISSIONS AND FACSIMILES FURNISHED BY OR ON BEHALF OF MIE OR BUYER HEREWITH OR HEREUNDER AND RELATING TO THE PROPERTIES OR ASSETS OF MIE OR BUYER, PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GEOLOGICAL OR GEOPHYSICAL DATA OR INTERPRETATIONS, THE QUALITY, QUANTITY OR RECOVERABILITY OF ANY HYDROCARBON RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, THE ABILITY TO SELL OR MARKET ANY HYDROCARBONS, OR THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, OR PROFITS, IF ANY, TO BE DERIVED THEREFROM, ARE FURNISHED OR WILL BE FURNISHED FOR SELLER’S USE AT SELLER’S SOLE RISK. ALL SUCH INFORMATION HAS BEEN COMPILED OR PREPARED BY BUYER BASED UPON ITS FILES AND RECORDS AND SUCH INFORMATION IS BELIEVED TO BE CORRECT, BUT BUYER MAKES NO REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE ACCURACY, CORRECTNESS OR THE ADEQUACY OF SAME AND DOES NOT WARRANT OR GUARANTEE THE ACCURACY, CORRECTNESS OR ADEQUACY OF SUCH INFORMATION IN ANY WAY. BUYER HAS MADE NO STATEMENTS OR REPRESENTATIONS CONCERNING THE CONDITION OF THE PROPERTIES OR ASSETS OF MIE OR BUYER. PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GEOLOGICAL OR GEOPHYSICAL DATA OR INTERPRETATIONS, THE QUALITY, QUANTITY OR RECOVERABILITY OF ANY HYDROCARBON RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, THE ABILITY TO SELL OR MARKET ANY HYDROCARBONS, OR THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, OR PROFITS, IF ANY, TO BE DERIVED THEREFROM. SELLER IS RESPONSIBLE FOR MAKING SUCH INDEPENDENT INVESTIGATION AND EVALUATION OF SUCH INFORMATION AS SELLER SHALL DEEM APPROPRIATE, REALIZING THAT BUYER DOES NOT ASSUME AND SHALL HAVE NO LIABILITY TO SELLER OR ANY OTHER PERSON OR ENTITY FOR ANY RELIANCE WHICH MAY BE PLACED ON THE INFORMATION, STATISTICS, SUMMARIES, ELECTRONIC TRANSMISSIONS OR FACSIMILES FURNISHED TO SELLER.
     SECTION 9. Conditions precedent to Obligations of Buyer to Consummate Transactions. The obligations of Buyer to consummate the transactions contemplated by this Amendment are subject to the fulfillment of the following conditions precedent at or before the Closing (subject to the right of Buyer to waive any such condition):

(a)	Representations and Warranties True; Covenants Performed. The representations and warranties made by Seller herein shall be true and correct in all material respects at the time they were made and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date; Seller shall have performed and complied In all material respects with all agreements and conditions required by this Amendment and by the Agreement to be performed or complied with by it at or prior to the Closing Date.

(b)	Required Consents. All consents, authorizations, orders and approvals of or filings or registrations with any Person required in connection with the execution, delivery and performance of this Amendment shall have been obtained or made.

(c)	No Actions, Suits or Proceedings. No action, suit or proceeding before any court or governmental body shall have been instituted (and be pending) by any Person to restrain or prohibit this Amendment or the Agreement or the consummation of the transactions contemplated hereby or by the Agreement. No preliminary or permanent injunction or other order issued by any federal, state or foreign court, authority or tribunal of competent jurisdiction preventing the consummation of the transactions contemplated hereby shall be in effect.

(d)	Financing. On or before the Closing Date, the conditions precedent under the Facility Agreement to borrowing of funds to pay the Payment Amount shall have been satisfied and the Lender shall have made such funds available to MIE for the purpose of repaying certain indebtedness owed by MIE to the Buyer.

(e)	Officer’s Certificate. Seller shall have delivered to Buyer an Officer’s Certificate in the form attached hereto as Exhibit A, dated the Closing Date and duly executed on behalf of Seller.
     SECTION 10. Conditions Precedent to Obligations of Seller to Consummate Transactions. The obligation of Seller to consummate the transactions contemplated by this Amendment are subject to the fulfillment of the following conditions precedent at or before the Closing (subject to the right of Seller to waive any such condition):
(a)	Representations and Warranties True; Covenants Performed. The representations and warranties made by Buyer herein shall be true and correct in all material respects at the time they were made and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date; Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Amendment and by the Agreement to be performed or complied with by it at or prior to the Closing Date.

(b)	Required Consents. All consents, authorizations, orders and approvals of or filings or registrations with any Person required in connection with the execution, delivery and performance of this Amendment shall have been obtained or made.

(c)	Merger. Seller shall have received the requisite vote of its stockholders to approve and adopt the Agreement and Plan of Merger, dated on or after the date of this Amendment (the “Merger Agreement”), by and between Seller and ADxIT, Inc., a Delaware corporation (the “Subsidiary”), and the transactions contemplated thereby, pursuant to which Subsidiary will be merged with and into Seller (the “Merger”), and for any other Seller Stockholder Action; and Seller shall have received all other authorizations, consents, and approvals of any other persons or entities (including any governmental authorities) necessary to consummate the Merger, and all other conditions precedent to consummation of the Merger set forth in the Merger Agreement shall have been satisfied or waived, other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

(d)	No Actions, Suits or Proceedings. No action, suit or proceeding before any court or governmental body shall have been instituted (and be pending) by any Person to restrain or prohibit this Amendment or the Agreement or the consummation of the transactions contemplated hereby or by the Agreement. No preliminary or permanent injunction or other order issued by any federal, state or foreign court, authority or tribunal of competent jurisdiction preventing consummation of the transactions contemplated hereby shall be in effect.

(e)	Officer’s Certificate. Buyer shall have delivered to Seller an Officer’s Certificate in the form attached hereto as Exhibit B, dated the Closing Date and duly executed on behalf of Buyer.
     SECTION 11. Covenants of Buyer and Seller. Seller and Buyer hereby covenant and agree as follows:
(a)	Due Diligence. Between the date of this Amendment and the earlier to occur of the Closing Date or the termination of this Amendment in accordance with Section 18, Buyer will continue to provide Seller and its advisers access to such information as Seller may reasonably request during normal business hours and at Seller’s sole expense, including, without limitation, information relating to the status of the Financing (to the extent such information is not subject to a confidentiality agreement). In such case, Buyer shall use reasonable efforts to provide such confidential information to Seller; provided, however, prior to providing such information Buyer and

Seller shall enter into a mutually acceptable confidentiality agreement relating to such information.

(b)	No Sale or Transfer. Buyer and Seller agree that between the date of this Amendment and the earlier to occur of the Closing Date or the termination of this Amendment in accordance with Section 18, neither Party shall sell, assign or otherwise transfer or dispose of any rights or obligations under or with respect to this Amendment or the Agreement.

(c)	No Enforcement of Rights. Except as contemplated hereby, none of the Parties, nor any agent, officer, shareholder, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Amendment and ending with the earlier to occur of the Closing Date or the termination of this Amendment in accordance with Section 18, directly or indirectly seek to enforce or commence any action, suit, proceeding (whether in court, by arbitration or otherwise) to enforce any of its rights under the Agreement.

(d)	Certain Taxes, Charges, Etc. (1) The Parties agree that, as between Seller and Buyer. Buyer shall be solely liable for all taxes, royalties, imposts, duties and similar amounts from or relating to any Ongoing Payments payable under the Agreement or with regard to the Payment Amount and which are payable to the Peoples Republic of China or any regional or local government therein, the Hong Kong Special Administrative Region, China National Petroleum Corporation or any other person In China. Buyer will indemnify and hold harmless Seller from and against any such amounts asserted against Seller. Upon request of Seller, Buyer shall promptly furnish to Seller documentary evidence of the payment in full of all such amounts; provided, however. Seller shall not hold Buyer liable in any way for failure or refusal by the government of any country or jurisdiction, including The People’s Republic of China, to provide any such receipts or other evidence of payment and Buyer does not warrant that any documentation provided by Buyer will be sufficient to allow Seller a basis for a tax credit in any jurisdiction.

(2)	The Parties agree that, as among the Parties, Buyer and MIE (collectively for purposes of this subparagraph (2), the “Tax Indemnitors”) shall be jointly and severally liable for all taxes, royalties, imposts, duties and similar amounts payable by MIE from or relating to the business of MIE, and Seller shall have no liability for the same. The Tax Indemnitors, jointly and severally, will indemnify and hold harmless Seller from and against any amounts asserted against Seller on account of taxes, royalties, imposts, duties and similar amounts payable by MIE from or relating to the business of MIE. Upon request of Seller, MIE shall promptly furnish to Seller documentary evidence of the payment in full of all such amounts; provided, however, Seller shall not hold MIE liable in any way for failure or refusal by the government of any country or jurisdiction, including The People’s Republic of China, to provide any such receipts or other evidence of payment and MIE does not warrant that any documentation provided by MIE will be sufficient to allow Seller a basis for a tax credit in any jurisdiction.

(e)	Confirmation Regarding Shares. Buyer and Seller acknowledge that Seller delivered the Shares under the Agreement on or about August 11, 2003 by delivery to King & Wood PRC Lawyers, as custodian (the “Custodian”), and that the Custodian has previously delivered the Shares to Buyer. Buyer and Seller agree that Section 4.4(a) and Section 5.3(a) of the Agreement shall be applicable in case any further action on the part of Seller shall be needed with respect to delivery of the Shares.

(f)	Confirmation Regarding Certain Warrants. Buyer represents and warrants that to its knowledge it is not the registered or beneficial owner of the warrants to purchase 96,774 shares of Class A Common Stock, $.001 par value, of Seller, which warrants Seller issued to the original holder of the Series F Shares, and that Buyer has not purchased or otherwise acquired such warrants, has no rights in or to such warrants and has not entered into any agreement, arrangement or understanding to do so.

(g)	Concerning the Merger. So long as Buyer is not in breach or default of its representations, warranties, covenants or agreements under this Amendment or the Agreement, Seller hereby agrees to indemnify and hold harmless Buyer from and against any and all out-of pocket-expenses and liabilities reasonably incurred by Buyer in connection with any action, suit or proceeding by a stockholder of Seller to which action, suit or proceeding Buyer is a party and that relates to or arises out of the Merger or any Seller Stockholder Action or any failure by Seller to obtain any approval of its stockholders required by applicable law or its certificate of incorporation in connection with the Merger or this Amendment, provided, however, that, Buyer shall not be entitled to indemnity hereunder or otherwise if it shall have engaged in fraud, willful misconduct or negligence in connection with this Amendment or the matters at issue in or giving rise to such action, suit or proceeding.

(h)	Liabilities of Buyer and MI Energy. Buyer and MIE agree that they shall be severally liable for their respective representations, warranties, covenants, agreements, obligations and liabilities under or in respect of this Amendment, except as otherwise specifically provided in Section 11(d) with respect to taxes, royalties, imposts, duties and similar amounts, provided that Buyer and MIE shall be jointly and severally liable for the obligation of the Buyer to pay the Payment Amount to the Seller on the Closing Date as contemplated in Section 1. In any action by Seller arising from this Amendment, which action relates to a claim for which Buyer and

MIE are jointly and severally liable, the Seller may, as it shall determine, proceed against either Buyer or MIE or against both Buyer and MIE. If Seller proceeds against one of Buyer or MIE, the other shall not be a necessary party in such action.

(i)	Confirmations Regarding Conditions Precedent. At the Closing, if the conditions precedent set out in Section 10 have been met to Seller’s satisfaction or waived by Seller then Seller shall so inform Buyer in writing in the form attached hereto as Exhibit D.
     SECTION 12. Agreement. Except as specifically modified by the terms of this Amendment, all of the terms, provisions, covenants, warranties and agreements contained in the Agreement (including, without limitation, those contained in the schedules thereto) shall remain in full force and effect until termination of this Amendment in accordance with Section 18 or Section 2 hereof.
     SECTION 13. Entirety. This Amendment constitutes the full and entire understanding and agreement between the Parties with regard to the subject hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth in the Agreement (as amended hereby) or herein.
     SECTION 14. Further Assurances. Each of the Parties shall take such further action as may be reasonably requested by the other to carry out the purposes and intent of this Amendment and shall refrain from taking any action which would frustrate the purposes and intent of this Amendment.
     SECTION 15. Counterparts. This Amendment may be executed in any number of counterparts and by the Parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
     SECTION 16. Governing Law; Enforcement.
(a)	This Amendment shall be governed by and interpreted in accordance with Section 12.3 and Section 12.4 of the Agreement, except as otherwise provided herein.

(b)	With regard to any controversy or claim arising out of or relating to this Amendment, or the breach or enforcement thereof, within 30 days of a dispute arising, the complaining party must give notice to the other party, along with a brief description of the facts underlying the dispute. The party receiving the complaint must respond within 30 days to the notice. In response, the party must also include a brief description of the facts supporting its response. If the parties cannot resolve their dispute based upon the exchange of these letters, then within 30 days of the issuance by the responding party of its response, a representative of senior management of each Party shall meet in the Houston, Texas metropolitan area in order to reconcile the dispute, if the Parties’ senior management cannot resolve the dispute, then within 30 days after such meeting (or, if the Parties shall have failed to meet, then within 30 days after the end of such 30-day period for conducting such meeting) the Party who wishes to pursue such dispute shall initiate proceedings under Section 16(c).
(c)	Any controversy or claim arising out of or relating to this Amendment, or the breach or enforcement thereof, which claim or controversy is not resolved by the procedures specified in Section 16(b), shall be determined by arbitration administered by the International Centre for Dispute Resolution of the American Arbitration Association (the “ICDR”) in accordance with its International Arbitration Rules. The number of arbitrators shall be three, one each to be appointed by Buyer and Seller and the chairman to be appointed by agreement of the two Party-nominated arbitrators (the “Panel”). Challenges to another Party’s arbitrator or to the selected chair shall be governed by the ICDR’s International Arbitration Rules. The arbitration shall be conducted in English. The place of the arbitration shall be Houston, Texas. Any award shall be paid in United States dollars. The Panel must hold an evidentiary hearing and issue its award within 180 days of the selection of the chairman.

(d)	The taking of evidence in such arbitration shall be governed by the Rules on the Taking of Evidence in International Commercial Arbitration of the International Bar Association. The Panel may require the Parties to produce e-mails and attached files. The Parties may produce responsive material in electronic format in lieu of paper production. The Panel shall set forth the timelines for seeking production of documents and filing any resistance thereto.

(e)	The arbitration provisions of this Section 16 supersede the arbitration provisions of Section 12.4 of the Agreement. The Parties shall continue to perform their obligations under the Agreement and this Amendment during the pendency of the dispute resolution and arbitration provided under this Section 16.

(f)	In case the conditions precedent in Section 9 shall have been satisfied (or waived by Buyer) at or before the Closing but Buyer shall fail to pay the Payment Amount, then in addition to its other rights and remedies under this Amendment or applicable law. Seller shall have the right in an action against Buyer, MIE, or both of them to obtain payment of the Payment Amount. Buyer shall also pay Seller interest on the unpaid amount of the Payment Amount from the date Buyer shall have so failed to pay the Payment Amount to the date Buyer pays the Payment Amount, at the rate of 10 percent per annum. The settlement and full satisfaction of any and all obligations of Buyer and MIE to pay to Seller any Ongoing Payments, or

portion thereof, which settlement and satisfaction is contemplated by Section 1, shall not occur until such time as Buyer or MIE pays the Payment Amount in full, with interest, if any thereon as provided in this paragraph.
     SECTION 17. Assignment and Binding. No Party to this Amendment shall convey, assign or otherwise transfer any of its rights or obligations under this Amendment without the express written consent of the other Parties hereto. This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Subject to the immediately preceding sentence, this Amendment is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other Person or entity other than the Parties hereto and their permitted successors and assigns.
     SECTION 18. Termination. Buyer or Seller, if it shall not be in default of its obligations under this Amendment, shall have the right to terminate this Amendment by notice given to the other at any time prior to the Closing if the Closing shall not have occurred on or before June 30, 2008, and any such termination shall be effective ten days after such notice is given.
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IN WITNESS WHEREOF, the Parties below have duly executed this Amendment to Stock Purchase Agreement as of the date above.

FAR EAST ENERGY, LTD.

By: Name:	/s/ Forrest Dietrich Forrest Dietrich
Title:	VP

MICROBES, INC.

By: Name:	/s/ Aian Warren Aian Warren
Title:	COO

MI ENERGY CORPORATION

By: Name:	/s/ Forrest Dietrich Forrest Dietrich
Title:	CEO

Exhibit A
MICROBES, INC.
Officer’s Certificate
          This certificate is furnished pursuant to that certain Amendment to Stock Purchase Agreement, dated as of [                                        ], 2008 (the “Amendment”), among Microbes, Inc., a company formed under the laws of the State of Delaware, the United States of America (“Seller”), MI Energy Corporation, a company formed under the laws of the Cayman Islands, and Far East Energy Limited, a company formed under the laws of Hong Kong Special Administrative Region, PRC. Capitalized terms used but not defined in this certificate are used with the meanings provided in the Amendment.
     The undersigned hereby certifies, represents and warrants that:
     (a) Attached hereto as Annex A are true copies of resolutions duly adopted by the Board of Directors of the Seller at a meeting duly convened on September 27, 2007, December 3, 2007 and                                          , 2008; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Seller’s Board of Directors or any committee thereof relating to the Amendment.
     (b) The Seller has performed in all material respects all obligations, covenants and agreements set forth in the Amendment to the extent required at or prior to the Closing.
     (c) The representations and warranties of the Seller set forth in the Amendment are true and correct as of the Closing (except any representations and warranties that by their terms speak as of the date of the Amendment or some other date are true and correct as of such date).
     (d) Each person who, as an officer or director of Seller, (i) received notices or other communications in connection with the Amendment and the transactions contemplated thereby or (ii) executed the Amendment, delivered prior to or on the date hereof in connection therewith, was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such director or officer and duly authorized to execute such documents on behalf of the Seller as the duly authorized officer or director of the Seller. The signatures of all such persons appearing on such documents are their genuine signatures.
     (c) The officer of the Seller hereunder set forth has been duly elected and, as of the date hereof, holds the offices of the Seller specified beside his name, and the signature set forth beside such person’s name is the true signature of such person:

Name	Title	Signature

A-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the day of 2008.

MICROBES, INC.

By:

Name:

Title:

     The undersigned, as                                          of Microbes, Inc., a company formed under the laws of the State of Delaware, the United States of America, hereby certifies that, as of the date hereof,                                          is the duly elected or appointed                                          of Microbes, Inc. and that the signature appearing just above is his true and correct signature.

MICROBES, INC.

By:

Name:

Title:

A-2

Exhibit B
FAR EAST ENERGY LIMITED
Officer’s Certificate
          This certificate is furnished pursuant to that certain Amendment to Stock Purchase Agreement, dated as of                     , 2008 (the “Amendment”), among Microbes, Inc., a company formed under the laws of the State of Delaware, the United States of America, MI Energy Corporation, a company formed under the laws of the Cayman Islands and Far East Energy Limited, a company formed under the laws of Hong Kong Special Administrative Region, PRC (“Buyer”). Capitalized terms used but not defined in this certificate are used with the meanings provided in the Amendment.
     The undersigned hereby certifies, represents and warrants that:
     (a) Attached hereto as Annex A are true copies of resolutions duly adopted by the Board of Directors of the Buyer by unanimous written consent dated                           , 2008; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Buyer’s Board of Directors or any committee thereof relating to the Amendment.
     (b) The Buyer has performed in all material respects all obligations, covenants and agreements set forth in the Amendment to the extent required at or prior to the Closing.
     (c) The representations and warranties of the Buyer set forth in the Amendment are true and correct as of the Closing (except any representations and warranties that by their terms speak as of the date of the Amendment or some other date are true and correct as of such date).
     (d) Mr. Fred Brown, an individual, is not now and has not at any time since September 1, 2006 been, a director, officer, employee, shareholder, equity owner, debt holder, agent or representative of Buyer. Mr. Brown has neither been retained by Buyer, in any capacity, nor provided any confidential information regarding the Amendment. Buyer has cooperated with Seller in good faith with requests for information, and has not refused to disclose facts relating to Mr. Brown. Buyer it not aware of any additional facts relating to Mr. Brown that would be responsive to any continuing disclosure requirements under the Amendment.
     (e) Each person who, as an officer or director of Buyer, (i) received notices or other communications in connection with the Amendment and the transactions contemplated thereby or (ii) executed the Amendment, delivered prior to or on the date hereof in connection therewith, was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such director or officer and duly authorized to execute such documents on behalf of the Buyer as the duly authorized officer or director of the Buyer. The signatures of all such persons appearing on such documents are their genuine signatures.
     (f) The officer of the Buyer hereunder set forth has been duly elected and, as of the date hereof, holds the offices of the Buyer specified beside his name, and the signature set forth beside such person’s name is the true signature of such person:

B-1

Name	Title	Signature

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the                      day of                     2008.

FAR EAST ENERGY LIMITED

By:

Name:

Title:

     The undersigned, as                      of Far East Energy Limited, a company formed under the laws of Hong Kong Special Administrative Region, PRC, hereby certifies that, as of the date hereof,                         is the duly elected or appointed                      of Far East Energy Limited and that the signature appearing just above is his true and correct signature.

FAR EAST ENERGY LIMITED

By:

Name:

Title:

B-2

Exhibit C
MI Energy Corporation
Suite 406, Block C
Grand Palace
5 Hui Zhong Road
Chaoyang District
Beijing 100101
Peoples Republic of China
Attention:      Mr. Forrest Dietrich
Dear Sirs
We refer to the borrowing base facility agreement dated 29 October 2007 among, inter alia, ourselves and yourselves (the “Facility Agreement”). Terms defined in the Facility Agreement have the same meaning when used in this letter.
We confirm that:
1.	the Amendment to Stock Purchase Agreement (the “Amendment”), in the form attached to this letter, is satisfactory in form and substance to the Agent; and

2.	save for the requirement that:
a.	no Default it continuing or would result from the proposed Loan;

b.	the Repeating Representations to be made by the Borrower are true in all material respects; and

c.	we receive a copy of letter in the form attached to the Amendment as Exhibit D, dated the Closing Date (as defined in the Amendment) and duly executed on behalf of Microbes, Inc.
the conditions of the Facility Agreement which are required to be satisfied before the Lender is obliged to make available a Loan in the sum of $20,000,000 for the purpose of financing a payment to Microbes pursuant to the Amendment have been satisfied; and

3.	you may disclose a copy of this letter to Microbes for the purpose of satisfying the requirements of section 10 of the Amendment.
This letter it governed by English law.

for and on behalf of
Standard Bank Asia Limited
as Agent under the Facility Agreement

C-1

Exhibit D
MI Energy Corporation
Suite 406, Block C
Grand Palace
5 Hui Zhong Road
Chaoyang District
Beijing 100101
Peoples Republic of China
Attention:      Mr. Forrest Dietrich
Dear Sirs
In connection with the Amendment to Stock Purchase Agreement, dated as of [                    ], 2008 (the “Amendment”), by and among Microbes, Inc., a company formed under the laws of the State of Delaware, the United States of America (“MI” or “Seller”), MI Energy Corporation, a company formed under the laws of the Cayman Islands (“MIE”), and Far East Energy Limited, a company formed under the laws of Hong Kong Special Administrative Region, PRC (“Buyer”), we here by confirm to you that all conditions precedent to the obligations of the Seller to consummate the transactions contemplated by the Amendment, which conditions precedent are set forth in Section 10 of the Amendment, have been met to the satisfaction of the Seller (or waived by the Seller, as the case may be). All capitalized terms not otherwise defined herein shall have the definitions set forth in the Amendment.
Microbes, Inc.

By:
Name:
Title:

D-1

MICROBES, INC
4200 Research Forest Drive
Suite 100
The Woodlands, Texas 77381
May 19, 2008
Far East Energy Limited
Room 3506, 35th Floor
Tower 2, Lippo Centre
89 Queensway, Admiralty, Hong Kong
MI Energy Corporation
Suite 402, Block C, Grand Place,
5 Hui Zhong Road, Chaoyang District
Beijing 100101, P.R. China
Re: Letter Agreement
Dear Sirs:
This letter is being provided in connection with that certain Amendment to Stock Purchase Agreement, dated as of May 19, 2008 (the “Amendment”), among Microbes, Inc., a Delaware corporation (“Microbes”), MI Energy Corporation, a Cayman Islands corporation (“MI Energy”), and Far East Energy Limited, a company formed under the laws of Hong Kong Special Administrative Region, PRC (“FEEL”). This letter shall confirm the following agreements among Microbes, MI Energy and FEEL;
     1. Microbes proposes to enter into a settlement and release agreement with Mr. Joseph Zhou (the “Settlement Agreement”). The Settlement Agreement shall provide, among other things, for a general release by Mr. Zhou of all claims and rights he may have against MI Energy and FEEL, as well as Microbes and others, and shall make MI Energy and FEEL express third party beneficiaries of, or at FEEL’s election, parties to the Settlement Agreement, all on terms acceptable to MI Energy and FEEL;
     2. Microbes shall provide the proposed form of the Settlement Agreement to MI Energy and FEEL for their review and approval prior to executing and delivering the Settlement Agreement with Mr. Zhou, and shall execute and deliver the Settlement Agreement with Mr. Zhou only in the form approved by MI Energy and FEEL;
     3. The Settlement Agreement shall provide for a bonus payment by MI Energy to Mr. Zhou in the amount of $350,000 (the “Bonus Payment”). As between Microbes and MI Energy, Microbes shall fund $125,000 and MI Energy shall fund $225,000 of the Bonus Payment, but these details will not be stated in the Settlement Agreement;

May 19, 2008

     4. The Settlement Agreement shall provide that the obligation to make the Bonus Payment will be subject to the condition precedent that the Closing under and as defined in the Amendment shall have occurred. The obligation of MI Energy and Microbes to fund the Bonus Payment as stated in the preceding paragraph 3 shall be subject to the condition precedent that the Closing under the Amendment shall have occurred.
          For purposes of Section 13 of the Amendment, this letter agreement shall be deemed to have been executed and delivered immediately after the execution and delivery of the Amendment, regardless of the actual date and time the parties execute and deliver this letter agreement.

          If this letter is acceptable please execute a copy in the places provided below and return it to us, whereupon this letter shall be deemed a binding agreement under the laws of the State of Texas.

Sincerely, MICROBES, INC.
By:	/s/ Aian Warren
	Name:	Aian Warren
	Title:	COO

Accepted and agreed as of the date first set forth
above:
FAR EAST ENERGY LIMITED

By:	/s/ Forrest Dietrich
Name: Forrest Dietrich
Title: VP

May 19, 2008

MI ENERGY CORPORATION

By:	/s/ Forrest Dietrich
Name: Forrest Dietrich
Title: CEO